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                                                                     EXHIBIT 3.1



                           CERTIFICATE OF FORMATION

                                      OF

                     TRANSWESTERN PUBLISHING COMPANY, LLC



     The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section
Section  18-101, et seq., does hereby certify as follows:

                                    FIRST

     The name of the limited liability company is TransWestern Publishing Company, LLC (the "Company").
                                     SECOND

     The Company's registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The registered agent of the Company for service of process at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 4th day of November, 1997.

                                              /s/ Thaddine G. Gomez
                                              -------------------------
                                              Thaddine G. Gomez,
                                              an authorized person